Exhibit 3.4

BY-LAWS

OF

NATIONSHEALTH, INC.

As Amended and Restated on August 31, 2004

i

ii

iii

BY-LAWS

OF

NATIONSHEALTH, INC.
(hereinafter called the “Corporation”)

As amended and restated effective as of August 31, 2004

ARTICLE I

STOCKHOLDERS

Section 1.01.                             Annual Meetings.  The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, or, within the sole discretion of the Board of Directors, by means of remote communication, and at such date and at such time, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.  Directors shall not be elected pursuant to a written consent in lieu of an annual meeting.

Section 1.02.                             Special Meetings.  On or prior to the occurrence of a Triggering Event (as defined below), a special meeting of the stockholders for any purpose may be called by or at the direction of the Board of Directors and shall be called by the Secretary at the request in writing of holders of record of at least a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors, to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.  After the occurrence of a Triggering Event, (i) a special meeting of the stockholders of the Corporation may be called only by or at the direction of the Board of Directors, (ii) any such special meetings shall be held at such place, within or without the State of Delaware, or, within the sole discretion of the Board of Directors, by means of remote communication, as shall be specified in the respective notices or waivers of notice thereof, and (iii) any right of the stockholders of the Corporation to call a special meeting of the stockholders is specifically denied.  As used herein, the term “Triggering Event” shall have the meaning assigned to such term in the Second Restated Certificate of Incorporation of the Corporation (as duly amended from time to time, the “Restated Certificate”).

Section 1.03.                             Notice of Meetings; Waiver.

(a)                                  The Secretary of the Corporation or any Assistant Secretary shall cause notice of the place, if any, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, to be given personally or by mail or by electronic transmission, not fewer than ten (10) nor more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote at such meeting.  If such notice is mailed, it shall be deemed to have been given personally to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the

Corporation, or, if a stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address.  Such further notice shall be given as may be required by law.

(b)                                 A waiver of any notice of any annual or special meeting signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, shall be deemed equivalent to notice.  Neither the business to be transacted at, nor the purpose of any annual or special meeting of the stockholders need be specified in a waiver of notice.  Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 1.04.                             Quorum.  Except as otherwise required by law or by the Restated Certificate, the presence in person or by proxy of the holders of record of one-third (1/3) of the voting power of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

Section 1.05.                             Voting.  At all meetings of stockholders for the election of directors, directors shall be elected by a plurality of the votes cast.  All other elections and questions shall, unless otherwise provided by the Restated Certificate, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation, applicable law or any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

Section 1.06.                             Voting by Ballot.  No vote of the stockholders on an election of directors need be taken by written ballot or by electronic transmission unless otherwise required by law.  Any vote not required to be taken by ballot or by electronic transmission may be conducted in any manner approved by the Board of Directors.

Section 1.07.                             Adjournment.  Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, time or date, by the chairman of the meeting or by the stockholders present in person or by proxy.  If a quorum is not present at any meeting of the stockholders, the chairman of the meeting or stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present.  Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, if any, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting.  At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

Section 1.08.                             Proxies.  Any stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to vote at any such meeting and express such consent or dissent for him or her by proxy.  A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent.  No such proxy shall be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period.  Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where the proxy states that it is irrevocable and the proxy is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation either an instrument revoking the proxy or another duly executed proxy bearing a later date.  Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.09.                             Conduct of Meetings.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.10.                             Notice of Stockholder Business and Nominations.

(a)                                  Annual Meetings of Stockholders.

(i)             Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of the meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of paragraph (a) of this Section 1.10 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(ii)          For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (C) of paragraph (a)(i) of this Section 1.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not fewer than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting (which anniversary date, in case of the first annual meeting of stockholders following the time of filing (the “Effective Time”) of the Restated Certificate shall be deemed to be November 1, 2004) and in any event at least forty-five (45) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders (which anniversary date, in case of the first annual meeting of stockholders following the Effective Time, shall be deemed to be November 1, 2004); provided that if the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from such anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-12(c) thereunder, or any successor provisions, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting (including the text of any resolution proposed for consideration), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of the

Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.  The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii)       Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting (which anniversary date, in case of the first annual meeting of stockholders following the Effective Time, shall be deemed to be November 1, 2004), a stockholder’s notice under this paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b)                                 Special Meetings of Stockholders.  Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation’s notice of meeting pursuant to Section 1.03 of these By-Laws shall be conducted at such meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.10 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.  Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder’s notice as required by paragraph (a)(ii) of this Section 1.10 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the adjournment of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)                                  General.

(i)             Only persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to be elected as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10.  Except as otherwise provided by law, the Restated Certificate or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Section 1.10 and, if any proposed nomination or business is not made or proposed in compliance with this Section 1.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(4) of this Section 1.10), to declare that such defective proposal or nomination shall be disregarded.  Notwithstanding the foregoing provision of this Section 1.10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such proposed nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii)          For purposes of this Section 1.10, the term “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(iii)       Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10.  Nothing in this Section 1.10 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (B) of the holders of any series of Preferred Stock, if any, to elect directors if so provided under any applicable Preferred Stock Certificate of Designation.

(iv)      Notwithstanding anything herein stated to the contrary, the Board of Directors may, in its sole discretion, waive any provision of this Section 1.10 including, without limitation, any notice procedures set forth herein.

Section 1.11.                             Inspectors of Elections.  Preceding any meeting of the stockholders, the Board of Directors shall appoint one (1) or more persons to act as Inspectors of Elections, and may designate one (1) or more alternate inspectors.  In the event no inspector or alternate is able to act, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting.  No person who is a candidate for an office at an election may serve as an inspector at such election.  Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector shall:

(a)                                  ascertain the number of shares outstanding and the voting power of each;

(b)                                 determine the shares represented at a meeting and the validity of proxies and ballots;

(c)                                  specify the information relied upon to determine the validity of electronic transmissions in accordance with Section 1.08 hereof;

(d)                                 count all votes and ballots;

(e)                                  determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(f)                                    certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots;

(g)                                 appoint or retain other persons or entities to assist in the performance of the duties of inspector; and

(h)                                 when determining the shares represented and the validity of proxies and ballots, be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.08 of these By-Laws, ballots and the regular books and records of the Corporation.  The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.  If the inspector considers other reliable information as outlined in this section, the inspector, at the time of his or her certification pursuant to paragraph (f) of this section, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector’s belief that such information is accurate and reliable.

Section 1.12.                             Opening and Closing of Polls.  The date and time for the opening and the closing of the polls for each matter to be voted upon at a stockholder meeting shall be announced at the meeting.  The inspector shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

Section 1.13.                             Action by Written Consent.  On or prior to the occurrence of a Triggering Event, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 1.13.  Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and the DGCL to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  After the occurrence of a Triggering Event, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01.                             General Powers.  Except as may otherwise be provided by law, the Restated Certificate or these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

Section 2.02.                             Number of Directors.  The authorized number of directors constituting the entire Board of Directors shall be fixed from time to time by resolution of the Board of Directors, provided that such number shall not be less than three (3).

Section 2.03.                             Classified Board of Directors; Election of Directors.  Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors pursuant to the provisions of a Preferred Stock Certificate of Designation (which directors shall not be classified pursuant to this sentence (unless so provided in the Preferred Stock Certificate of Designation)), the directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated as Class I, Class II and Class III, as provided in the Restated Certificate.  Except as provided in

Section 1.01, at each annual meeting of stockholders of the Corporation, the successors of the members of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders.  On or prior to the occurrence of a Triggering Event, directors may be removed from office with or without cause.  After the occurrence of a Triggering Event, directors may only be removed from office for cause.

Section 2.04.                             Chairman of the Board.  The directors shall elect from among the members of the Board of Directors a Chairman of the Board.  The Chairman of the Board shall be deemed an officer of the Corporation and shall have such duties and powers as set forth in these By-Laws or as shall otherwise be conferred upon the Chairman of the Board from time to time by the Board of Directors.  The Chairman of the Board shall, if present, preside over all meetings of the stockholders of the Corporation and of the Board of Directors.  The Board of Directors shall by resolution establish a procedure to provide for an acting Chairman of the Board in the event the current Chairman of the Board is unable to serve or act in that capacity.

Section 2.05.                             Annual and Regular Meetings.  The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as reasonably practicable following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders.  Notice of such annual meeting of the Board of Directors need not be given.

The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings.  Notice of regular meetings need not be given; provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally.  Notice of such action need not be given to any director who submits a waiver of notice, whether before or after such meeting.

Section 2.06.                             Special Meetings; Notice.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the Chief Executive Officer, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings.  Special meetings of the Board of Directors also may be held whenever called pursuant to a resolution approved by a majority of the entire Board of Directors.  Special meetings of the Board of Directors may be called on twenty-four (24) hours’ notice, if notice is given to each director personally or by telephone, including a voice messaging system, or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or on five (5) days’ notice, if notice is mailed to each director, addressed to him or her at his or her usual place of business or to such other address as any director may request by notice to the Secretary.  Notice of any special meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

Section 2.07.                             Quorum; Voting.  At all meetings of the Board of Directors, the presence of at least a majority of the number of directors then constituting the Board of Directors shall constitute a quorum for the transaction of business.  Except as otherwise required by the Restated Certificate, these By-Laws or by law, the vote of at least a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.08.                             Adjournment.  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place.  No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these By-Laws shall be given to each director.

Section 2.09.                             Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and such writing, writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.10.                             Regulations; Manner of Acting.  To the extent consistent with applicable law, the Restated Certificate and these By-Laws, the Board of Directors may adopt by resolution such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate.  The directors shall act only as a Board of Directors or a duly appointed committee thereof and the individual directors shall have no power in their individual capacities.

Section 2.11.                             Action by Telephonic Communications.  Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.12.                             Resignations.  Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the Chairman of the Board or the Secretary of the Corporation.  Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 2.13.                             Compensation.  The amount, if any, which each director shall be entitled to receive as compensation for such director’s services as such shall be fixed from time to time by resolution of the Board of Directors.

ARTICLE III

COMMITTEES

Section 3.01.                             Committees.  The Board of Directors, by resolution adopted by the affirmative vote of a majority of directors then in office, (a) shall designate an Audit Committee, and (b) may establish one (1) or more other committees of the Board of Directors; each committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors.  Any such committee shall serve at the pleasure of the Board of Directors.  Each such committee shall have the powers and duties delegated to it by the Board of Directors, subject to the limitations set forth in the applicable provisions of the DGCL.  The Board of Directors may elect one (1) or more of its members as alternate members of any such committee who may take the place of any absent or disqualified member or members at any meeting of such committee, upon request of the Chairman of the Board or the Chairman of such committee.

Section 3.02.                             Powers.  Each committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors.  No committee shall have the power or authority:

(a)                                  to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval; or

(b)                                 to adopt, amend or repeal the By-Laws of the Corporation.

Section 3.03.                             Proceedings.  Each such committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time.  Each such committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

Section 3.04.                             Quorum and Manner of Acting.  Except as may be otherwise provided in the resolution creating such committee, at all meetings of any committee, the presence of members (or alternate members) constituting a majority of the total authorized membership of such committee shall constitute a quorum for the transaction of business.  The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee.  Any action required or permitted to be taken at any meeting of any such committee may be taken without a meeting, if all members of such committee shall consent to such action in writing or by electronic transmission and such writing, writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the committee.  Such filing shall be in paper form if the minutes are in paper form and shall be in electronic form if the minutes are maintained in electronic form.  The members of any such committee shall act only as a committee, and the individual members of such committee shall have no power in their individual capacities unless expressly authorized by the Board of Directors.

Section 3.05.                             Action by Telephonic Communications.  Unless otherwise provided by the Board of Directors, members of any committee may participate in a meeting of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 3.06.                             Absent or Disqualified Members.  In the absence or disqualification of a member of any committee, if no alternate member is present to act in his or her stead, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 3.07.                             Resignations.  Any member (and any alternate member) of any committee may resign at any time by delivering a notice of resignation by such member to the Board of Directors or the Chairman of the Board.  Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.08.                             Removal.  Any member (and any alternate member) of any committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the entire Board of Directors.

Section 3.09.                             Vacancies.  If any vacancy shall occur in any committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

ARTICLE IV

OFFICERS

Section 4.01.                             Number.  The officers of the Corporation shall be elected by the Board of Directors and shall include a President, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer.  The Board of Directors also may elect one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine and appoint such other officers as the Board of Directors deems desirable.  Any number of offices may be held by the same person.  No officer need be a director of the Corporation.

Section 4.02.                             Election.  Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors.  In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors.  Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.  In the event of a vacancy in the office of Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, the President or the Chief Executive Officer may appoint a replacement to serve until the next meeting of the Board of Directors where a successor is elected and qualified.

Section 4.03.                             The Chief Executive Officer.  The Chief Executive Officer shall, subject to the direction of, and subject to general or specific resolutions approved by, the Board of Directors, (a) have general control and supervision of the policies and operations of the Corporation, see that all orders and resolutions of the Board of Directors are carried into effect, and report to the Board of Directors, (b) manage and administer the Corporation’s business and affairs and perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation, (c) have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed, (d) have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the Chief Executive Officer, and (e) have such other powers as are contemplated by the other provisions of these By-Laws.  The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 4.04.                             The President.  The President shall act in a general executive capacity in the administration and operation of the Corporation’s business and general supervision of its policies and affairs.  The President shall perform such other duties and such other powers as the Board of Directors may from time to time prescribe.

Section 4.05.                             The Chief Operating Officer.  The Chief Operating Officer shall be the chief operating officer of the Corporation and shall perform, in general, all duties incident to the office of chief operating officer and shall be responsible for the operations of the Corporation, including manufacturing, engineering, marketing, distribution, sales, labor relations and administrative responsibilities and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Chief Executive Officer.  The Chief Operating Officer shall report to the Chief Executive Officer.  In the absence of the Chief Executive Officer, the duties of the Chief Executive Officer shall be performed and his powers may be exercised by the Chief Operating Officer, subject in any case to review and superseding action by the Chief Executive Officer.

Section 4.06.                             The Vice Presidents.  Each Vice President shall perform such duties and exercise such powers as may be assigned to him from time to time by the Chief Executive Officer.

Section 4.07.                             The Secretary.  The Secretary shall have the following powers and duties:

(a)                                  He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

(b)                                 He or she shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

(c)                                  Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such Committee.

(d)                                 He or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or facsimile thereof) to be affixed, if required, to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

(e)                                  He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Restated Certificate or these By-Laws.

(f)                                    He or she shall have charge of the stock books and ledgers of the Corporation.

(g)                                 He or she shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(h)                                 He or she shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.08.                             The Chief Financial Officer.  The Chief Financial Officer shall be the chief financial officer of the Corporation and shall have the following powers and duties:

(a)                                  He or she shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

(b)                                 He or she shall render to the Board of Directors or the Audit Committee, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Chief Financial Officer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

(c)                                  He or she shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

(d)                                 He or she shall perform, in general, all duties incident to the office of chief financial officer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors.

(e)                                  The Chief Financial Officer shall report to the Chief Executive Officer.

Section 4.09.                             The Treasurer.  The Treasurer shall be the treasurer of the Corporation and shall have the following powers and duties:

(a)                                  He or she shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

(b)                                 He or she shall cause the moneys of the Corporation to be disbursed by check or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

(c)                                  He or she may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(d)                                 He or she shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors or the Chief Financial Officer, to whom he shall report.

Section 4.10.                             Other Officers Elected by Board of Directors.  At any meeting of the Board of Directors, the Board of Directors may elect such other officers of the Corporation as the Board of Directors may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be assigned to such officers by or pursuant to authorization of the Board of Directors or by the Chief Executive Officer.  The Board of Directors from time to time may delegate to any officer the power to appoint subordinate officers and to prescribe their respective rights, terms of office, authorities and duties.  Any such officer may remove any such subordinate officer appointed by him or her, for or without cause.

Section 4.11.                             Salaries.  The salaries of all officers and agents of the Corporation shall be fixed by or pursuant to authorization of the Board of Directors, except as provided in any employment agreements executed and delivered by the Corporation.

Section 4.12.                             Removal and Resignation, Vacancies.  Any officer may be removed for or without cause at any time by the Board of Directors.  Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the Chief Executive Officer.  Unless otherwise specified therein, such resignation shall take effect upon delivery.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by or pursuant to authorization of the Board of Directors.

Section 4.13.                             Authority and Duties of Officers.  The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws or as may be determined from time to time by the Board of Directors, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

ARTICLE V

CAPITAL STOCK

Section 5.01.                             Certificates of Stock, Uncertificated Shares.  The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until each such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation, by the Chairman of the Board or the Chief Executive Officer, and by the Treasurer or an Assistant Treasurer, or the Secretary of the Corporation or an Assistant Secretary, representing the number of shares registered in certificate form.  Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Restated Certificate and these By-Laws.

Section 5.02.                             Signatures; Facsimile.  All signatures on the certificate referred to in Section 5.01 of these By-Laws may be in facsimile, engraved or printed form, to the extent permitted by law.  In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03.                             Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation.  The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04.                             Transfer of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall, subject to any applicable restrictions on transfer conspicuously noted thereon, issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the laws of the DGCL.  Subject to the provisions of the Restated Certificate and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 5.05.                             Record Date.  In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor fewer than ten (10) days before the date of such meeting.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.06.                             Registered Stockholders.  Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.07.                             Transfer Agent and Registrar.  The Board of Directors may appoint one (1) or more transfer agents and one (1) or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION

Section 6.01.                             Nature of Indemnity.  The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director, officer or employee of the Corporation, or while a director, officer or employee of the Corporation is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such a Proceeding by reason of the fact that he or she is or was or has agreed to become an agent of the Corporation, or while an agent of the Corporation is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided that in the case of a Proceeding by or in the right of the Corporation to procure a judgment in its favor, (a) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such Proceeding, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.  Notwithstanding the foregoing, but subject to Section 6.05 of these By-Laws, the Corporation shall not be obligated to indemnify a director, officer or employee of the Corporation in respect of a Proceeding (or part thereof) instituted by such person, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.

The termination of any Proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 6.02.                             Successful Defense.  To the extent that a present or former director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 6.01 hereof or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 6.03.                             Determination that Indemnification is Proper.  Any indemnification of a present or former director, officer or employee of the Corporation under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation upon a determination that indemnification of the present or former director, officer or employee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 hereof.  Any indemnification of a present or former agent of the Corporation under Section 6.01 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the present or former agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 hereof.  Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

Section 6.04.                             Advance Payment of Expenses.  Expenses (including attorneys’ fees) incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article.  Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.  The Board of Directors may authorize the Corporation’s counsel to represent such director, officer, employee or agent in any Proceeding, whether or not the Corporation is a party to such Proceeding.

Section 6.05.                             Procedure for Indemnification.  Any indemnification of a director, officer or employee under Sections 6.01 and 6.02, or advance of costs, charges and expenses to a director or officer under Section 6.04 of these By-Laws, shall be made promptly, and in any event within thirty (30) days, upon the written request of such person.  If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article VI shall be enforceable by the director, officer or employee in any court of competent jurisdiction.  Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation.  It shall be a defense to any such Proceeding (other than an action brought to enforce a claim for the advancement of costs, charges and expenses under Section 6.04 of these By-Laws where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its disinterested directors, its independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its disinterested directors, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.06.                             Survival; Preservation of Other Rights.  The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer and employee who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.  Such a “contract right” may not be modified retroactively without the consent of such director, officer or employee.

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.07.                             Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

Section 6.08.                             Severability.  If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer or employee and may indemnify each agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to a Proceeding, whether civil, criminal, administrative or investigative, including a Proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII

OFFICES

Section 7.01.                             Registered Office.  The registered office of the Corporation shall be located at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

Section 7.02.                             Other Offices.  The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01.                             Dividends.  Subject to any applicable provisions of law and the Restated Certificate, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation’s capital stock.

A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters such director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 8.02.                             Reserves.  There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

Section 8.03.                             Execution of Instruments.  The Board of Directors may authorize, or provide for the authorization of, officers, employees or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 8.04.                             Corporate Indebtedness.  No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors.  Such authorization may be general or confined to specific instances.  Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual.  All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize.  When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

Section 8.05.                             Deposits.  Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by (a) the Board of Directors, the President or the Chief Executive Officer or (b) such officers or agents as may be authorized to make such determination by the Board of Directors, the President or the Chief Executive Officer.

Section 8.06.                             Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors, the President or the Chief Executive Officer from time to time may determine.

Section 8.07.                             Sale, Transfer, etc. of Securities.  To the extent authorized by the Board of Directors, the President, the Chief Executive Officer, any Vice President, the Secretary of the Corporation, the Chief Financial Officer or the Treasurer or any other officers designated by the Board of Directors may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

Section 8.08.                             Voting as Stockholder.  Unless otherwise determined by resolution of the Board of Directors, the President, the Chief Executive Officer or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock.  Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting.  The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

Section 8.09.                             Fiscal Year.  The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation’s first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

Section 8.10.                             Seal.  The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware.”  The form of such seal shall be subject to alteration by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

Section 8.11.                             Books and Records; Inspection.  Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

ARTICLE IX

AMENDMENT OF BY-LAWS

Section 9.01.                             Amendment.  These By-Laws may be amended, altered or repealed:

(a)                                  by resolution adopted by a majority of the entire Board of Directors at any special or regular meeting of the Board of Directors; or

(b)                                 on or prior to the occurrence of a Triggering Event, at any regular or special meeting of the stockholders upon the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors; provided, that after the occurrence of a Triggering Event, such amendment, alteration or repeal of the By-Laws shall require the affirmative vote of three-fourths (¾) or more of the combined voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors; provided, further, that in the case of a special meeting of stockholders only, notice of any proposed amendment, alteration or repeal of the By-Laws is contained in the notice or waiver of notice of such meeting.

ARTICLE X

CONSTRUCTION; DEFINITIONS

Section 10.01.                       Construction.  In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Restated Certificate of the Corporation as in effect from time to time, the provisions of such Restated Certificate shall be controlling.

Section 10.02.                       Definitions.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Restated Certificate.